UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

23460 N. 19th Avenue, Suite 110

Phoenix, AZ 85027

(Address of principal executive offices) (Zip Code)

(928) 779-4143

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2021, SenesTech, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers in a private placement (the “Private Placement”) an aggregate of (i) 3,968,854 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.2785 per Share, (ii) pre-funded warrants to purchase up to an aggregate of 420,000 shares of Common Stock (the “Pre-Funded Warrants”), at a purchase price of $2.2775 per Pre-funded Warrant and (iii) associated warrants to purchase up to an aggregate of 2,194,427 shares of Common Stock (the “Warrants”), for gross proceeds of approximately $10.0 million, prior to deducting placement agent fees and offering expenses. The Private Placement closed on February 2, 2021.

The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately, and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The Warrants have an exercise price of $2.216 per share, are exercisable immediately, and have an exercise period of five and one-half years from the date of issuance. A holder of a Pre-funded Warrant or the Warrant may not exercise any portion of such holder’s Pre-funded Warrants or Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The net proceeds to the Company from the Private Placement are expected to be approximately $9.0 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

In connection with the Private Placement, the Company entered into a registration rights agreement, dated January 27, 2021 (the “Registration Rights Agreement”), with the Purchasers, pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 to register for resale the Shares and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants.

H.C. Wainwright & Co., LLC acted as exclusive placement agent for the Private Placement. In connection with the Private Placement, the Company agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds of the Private Placement and a management fee of 1.0% of the gross proceeds of the Private Placement, and reimburse the placement agent for a non-accountable expense allowance of $25,000 and accountable expenses of $50,000. The Company also agreed to issue the placement agent warrants to purchase up to 7.5% of the aggregate number of shares issuable to the investors in the Private Placement, or 329,164 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $2.8481 per share, are exercisable immediately, and have an exercise period of five and one-half years from the date of issuance.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Shares, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Registration Rights Agreement and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Form of Purchase Agreement, the Form of Pre-Funded Warrant, the Form of Warrant, the Form of Registration Rights Agreement and the Form of Placement Agent Warrant which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The Shares, Pre-Funded Warrants, the Warrants and the Placement Agent Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of Common Stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

On January 27, 2021, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 2, 2021, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Securities Purchase Agreement, dated as of January 27, 2021.
10.2	Form of Registration Rights Agreement, dated as of January 27, 2021.
99.1	Press Release dated January 27, 2021.
99.2	Press Release dated February 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer